UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
 ____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

November 23, 2011
Date of Report (Date of earliest event reported)
___________________________________________________________

CADISTA HOLDINGS INC.
(Exact Name of Registrant as Specified in Charter)
___________________________________________________________

State of Delaware	000-54421	31-1259887
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

207 Kiley Drive
 Salisbury, MD 21801
(Address of principal executive offices) (Zip Code)

(410) 912-3700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e- 4(c))

Item 1.01 Entry into Material Definitive Agreement

On November 23, 2011, through our wholly-owed subsidiary Jubilant Cadista Pharmaceuticals, Inc.,  we entered into a Loan Agreement (the “Loan Agreement”) with HSL Holdings Inc. (“HSL Holdings”), a wholly-owned subsidiary of Jubilant Life Sciences Holdings, Inc. (“Jubilant Holdings”).  Jubilant Holdings is the holder (through its wholly-owned subsidiary) of approximately 82% of our common stock and is a wholly-owned subsidiary of Jubilant Life Sciences Limited.  Jubilant Holdings has guaranteed the prompt payment and performance, when due, of all obligations of HSL Holdings under the Loan Agreement.

The Loan Agreement provides for a loan (the “Loan”) in the principal amount of $10,000,000 to be extended by us to HSL Holdings.  The Loan was fully funded by us on November 25, 2011.

The outstanding principal balance of the Loan bears interest at a rate equal to five percent (5%) per annum.  Interest is payable semi-annually on the last business day of November and May, commencing in May of 2012.  Accrued and unpaid interest is also payable together with any optional or mandatory prepayments of the principal of the Loan and on the maturity date of the Loan.

Unless we agree in our sole discretion to an extension of the maturity date of the Loan, at the request of HSL Holdings, the maturity date will be November 30, 2012, at which time the entire outstanding principal amount of the Loan, together with all accrued and unpaid interest, is due and payable.  We have the right to demand payment of all or any portion of the principal amount of the Loan, together with accrued and unpaid interest thereon, at any time during the term of the Loan upon 30 days’ prior notice to HSL Holdings.  Subject to HSL Holdings giving us at least seven days prior written notice, HSL Holdings has the right to prepay the principal amount of the Loan without premium or penalty.  Any principal amount of the Loan that is repaid may not be reborrowed.

In making our decision to enter into the Loan Agreement and to extend the Loan, we considered our anticipated operational cash requirements as well as the interest rate on this investment relative to other available short-term investments.   In accordance with our policy and procedure with respect to the approval of related party transactions, a committee comprised or our independent directors, Messrs. Becker and Seth, reviewed and approved the proposed Loan Agreement and Loan, prior to its consideration and approval by our Board of Directors. We received the consent of the State Bank of India, New York Branch, the administrative agent and lender under our revolving credit facility, to our extending the Loan to HSL Holdings.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

10.1	Loan Agreement, made as of November 23, 2011, between HSL Holdings, Inc. and Jubilant Cadista Pharmaceuticals, Inc., together with the Guaranty of Jubilant Life Sciences Holdings, Inc.

10.2	Non-Objection Certificate, dated November 22, 2011, from State Bank of India

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CADISTA HOLDINGS INC.

By:	/s/ Kamal Mandan
Kamal Mandan
Chief Financial Officer

Date:           November 29, 2011

EXHIBIT INDEX

Exhibit Number	Description

10.1	Loan Agreement, made as of November 23, 2011, between HSL Holdings, Inc. and Jubilant Cadista Pharmaceuticals, Inc., together with the Guaranty of Jubilant Life Sciences Holdings, Inc.

10.2	Non-Objection Certificate, dated November 22, 2011, from State Bank of India